No. 333-02177

                                 Amendment No. 1
                                       to
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         The Providence Journal Company
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                         Delaware                            05-0481966
              ------------------------------              -----------------
              (State or other jurisdiction of             I.R.S. Employer
               incorporation or organization)             Identification No.


               75 Fountain Street, Providence, RI              02902
               -----------------------------------         -------------
           (Address of Principal Executive Offices)          (Zip Code)



                         The Providence Journal Company
                         ------------------------------
                           Restricted Stock Unit Plan
                           --------------------------

                            (Full title of the plan)


                              John L. Hammond, Esq.
                        Vice President - General Counsel
                        and Chief Administrative Officer
                         The Providence Journal Company
                               75 Fountain Street,
                              Providence, RI 02902
                     --------------------------------------
                     (Name and address of agent for service)


                                 (401) 277-7031
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                 with a copy to:

                            Laura N. Wilkinson, Esq.
                                Edwards & Angell
                            2700 Hospital Trust Tower
                              Providence, RI 02903

                         Calculation of Registration Fee

                                       Proposed     Proposed
Title of                               maximum      maximum
securities                             offering     aggregate    Amount of
to be             Amount to            price per    offering     registration
registered        to be registered     share        price        fee
--------------------------------------------------------------------------------

Restricted Stock
Unit Plan
Class A Common    562,500
Stock, $1.00      shares (1)            (2)         (2)              (2)
par value
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b) of the Securities Act of 1933, as amended, this Amendment No. 1 is being filed to reflect the registration of additional securities issuable under the Restricted Stock Unit Plan as a result of a stock dividend of 449 shares of Class A Common Stock effected on June 18, 1996.

(2)  Previously paid.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Providence, State of Rhode Island, on October 24, 1996.

                                           THE PROVIDENCE JOURNAL COMPANY


                                           By:/s/John L. Hammond
                                              ----------------------------------
                                              John L. Hammond
                                              Vice President-General Counsel
                                              and Chief Administrative Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 24, 1996.


      Signatures                       Title
      ----------                       -----


           *
---------------------------            Director; Chairman of
Stephen Hamblett                       the Board and Chief
                                       Executive Officer
                                       (principal executive
                                       officer)


           *
---------------------------            Vice President-Finance and
Thomas N. Matlack                      Chief Financial Officer (principal
                                       financial and accounting officer)


           *
---------------------------            Director
F. Remington Ballou


           *
---------------------------            Director
Henry P. Becton, Jr.


           *
---------------------------            Director
Fanchon M. Burnham


           *
---------------------------            Director
Kay K. Clarke


                       (Signatures continued on next page)

---------------------------            Director
Peter B. Freeman


           *
---------------------------            Director
Benjamin P. Harris, III


           *
---------------------------            Director
Paul A. Maeder


---------------------------            Director
Trygve E. Myhren


---------------------------            Director
John W. Rosenblum


           *
---------------------------            Director
W. Nicholas Thorndike


           *
---------------------------            Director
John W. Wall


---------------------------            Director
Patrick R. Wilmerding


* By:/s/John L. Hammond
     ------------------------------------
     John L. Hammond
     Vice President-General Counsel
     and Chief Administrative Officer
     Attorney-in-Fact